Exhibit 99.1

At Ultratech:

Bruce Wright

Sr. Vice President, Finance/CFO

Laura Rebouche’

Vice President of Investor Relations

Phone: 408-321-8835

(UTEK-F)

ULTRATECH ANNOUNCES THIRD QUARTER 2010 RESULTS

SAN JOSE, CA – October 22, 2010 – Ultratech, Inc. (Nasdaq: UTEK) today announced unaudited results for the three-month and nine-month periods ended October 2, 2010.

For the third quarter of fiscal 2010, Ultratech reported net sales of $37.9 million as compared to $24.9 million during the third quarter of fiscal 2009. Ultratech’s net income for the third quarter of 2010 was $4.9 million or $0.20 per share (diluted), as compared to net income of $1.0 million, or $0.04 per share (diluted) for the same quarter last year.

For the first nine months of 2010, Ultratech reported net sales of $97.0 million compared to net sales of $69.2 million in the first nine months of 2009. Ultratech reported net income of $10.5 million or $0.43 per share (diluted) during the first nine months of 2010, compared to net income of $0.7 million or $0.03 per share (diluted) for the first nine months of 2009.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Robust product demand for the company’s laser spike anneal (LSA) products, coupled with solid execution by the Ultratech team resulted in strong financial results during the third quarter. These results reflect our company’s commitment to helping customers solve complex leakage challenges for leading-edge devices, as well as Ultratech’s ability to execute against our strategic objectives in order to maintain our market and technology leadership.”

“During the quarter, the company received a significant multi-system LSA follow-on order from a large foundry in Asia to support the foundry’s 45-nm production ramp,” added Zafiropoulo. “The continued adoption of Ultratech’s LSA technology is primarily driven by demand for leading-edge consumer devices such as smartphones, PCs and tablets. The company expects this trend to continue as consumer devices become increasingly more feature rich within shrinking form factors, and the need to reduce leakage, as well as extend battery life for mobile devices, becomes more critical.”

--more--

Ultratech, Inc.

“Looking forward, we believe Ultratech’s market leadership and customer focus, along with the breadth of our technologies and our ongoing operational excellence, position the company to capitalize on industry growth within our served markets, and to continue to deliver strong financial performance and value for our stockholders,” concluded Zafiropoulo.

At October 2, 2010, Ultratech had $184.7 million in cash, cash equivalents and short-term investments. Working capital was $206.8 million and stockholders’ equity was $9.01 per share based on 24,208,438 total shares outstanding on October 2, 2010.

Conference Call Information

The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Friday, October 22, 2010. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech’s web site at http://ir.ultratech.com.

If you are unable to attend the live conference call, a replay will be available on Ultratech’s web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, October 30, 2010. You may access the telephone replay by dialing 800-642-1687 for domestic callers, 706-645-9291 for international callers and entering access code: 15539870.

Profile

Ultratech, Inc. (Nasdaq: UTEK) designs, manufactures and markets photolithography and laser processing equipment. Founded in 1979, the company’s market-leading advanced lithography products deliver high throughput and production yields at a low, overall cost of ownership for bump packaging of integrated circuits and high-brightness LEDs (HB-LEDs). A pioneer of laser processing, Ultratech developed laser spike anneal technology, which increases device yield, improves transistor performance and enables the progression of Moore’s Law for 45-nm and below production of state-of-the-art consumer electronics. Visit Ultratech online at: www.ultratech.com.

Safe Harbor

Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as “anticipates,” “expects,” “intends,” “will,” “could,” “believes,” “estimates,” “continue,” and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to timing, delays, deferrals and cancellations of orders by customers, including as a result of semiconductor manufacturing capacity as well as our customers’ financial condition and demand for semiconductors; demand for consumer devices; industry growth within the company’s served markets; continued delivery of financial performance and value; cyclicality in the semiconductor and nanotechnology industries; general economic and financial market conditions including impact on capital spending, as well as difficulty in predicting changes in such conditions; rapid technological change and the importance of timely product

Ultratech, Inc.

introductions; customer concentration; our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; changes in pricing by us, our competitors or suppliers; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; effect of capital market fluctuations on our investment portfolio; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon our achieving and maintaining profitability and the market price of our stock; mix of products sold; outcome of litigation; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; changes to financial accounting standards; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech’s SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2009 and Quarterly Report on Form 10Q for the quarter ended July 3, 2010. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management’s current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to affect any event or circumstance that may arise after the date of this release.

-Tables To Follow -

Ultratech, Inc.

ULTRATECH, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands )	October 2, 2010	Dec. 31, 2009*
	(Unaudited)
ASSETS

Current assets:
Cash, cash equivalents, and short-term investments	$184,673	$160,341
Accounts receivable	30,312	31,426
Inventories	33,956	25,881
Prepaid expenses and other current assets	6,684	4,163

Total current assets	255,625	221,811

Equipment and leasehold improvements, net	12,151	9,841
Other assets	3,392	2,929

Total assets	$271,168	$234,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable	$6,000	$6,000
Accounts payable	15,097	7,112
Deferred product and service income	15,953	8,846
Other current liabilities	11,799	6,720

Total current liabilities	48,849	28,678

Other liabilities	4,275	5,935

Stockholders’ equity	218,044	199,968

Total liabilities and stockholders’ equity	$271,168	$234,581

*	The balance sheet as of December 31, 2009 has been derived from the audited financial statements as of that date.

Ultratech, Inc.

ULTRATECH, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	October 2, 2010	October 3, 2009	October 2, 2010	October 3, 2009
Net sales:
Products	$33,814	$21,050	$85,419	$58,177
Services	3,998	3,889	11,322	10,931
Licenses	125	—	250	82

Total net sales	37,937	24,939	96,991	69,190

Cost of sales:
Cost of products sold	16,274	9,436	39,008	28,351
Cost of services	3,141	2,939	8,754	8,751

Total cost of sales	19,415	12,375	47,762	37,102

Gross profit	18,522	12,564	49,229	32,088
Operating expenses:
Research, development, and engineering	4,980	4,573	14,610	14,208
Selling, general, and administrative	8,634	7,262	24,091	20,186

Operating income (loss)	4,908	729	10,528	(2,306)
Interest expense	(6)	(16)	(1)	293
Interest and other income (expense), net	92	327	288	2,721

Income before taxes	4,994	1,040	10,815	708
Provision (benefit) for income taxes	92	(1)	348	(37)

Net income	$4,902	$1,041	$10,467	$745

Earnings per share - basic:
Net income	$0.20	$0.04	$0.43	$0.03
Number of shares used in per share calculations - basic	24,370	23,707	24,204	23,664

Earnings per share - diluted:
Net income	$0.20	$0.04	$0.42	$0.03
Number of shares used in per share calculations - diluted	25,067	23,805	24,692	23,745

***